T. Rowe Price Exchange-Traded Funds, Inc. 485BPOS

Exhibit 99.(j)(2)

July 24, 2026

Christopher Bellacicco, Esquire
U.S. Securities and Exchange Commission
Division of Investment Management
100 F Street, N.E.
Washington, D.C. 20549

Re:	T. Rowe Price Exchange-Traded Funds, Inc.

Biotech ETF

Capital Appreciation Fixed Income ETF

Dynamic Emerging Markets Bond ETF

Mid-Cap Equity Research ETF

Securitized Income ETF

Small-Cap ETF

File Nos.: 333-235450/811-23494

Dear Mr. Bellacicco:

I am counsel to T. Rowe Price Associates, Inc., which serves as the sponsor and investment adviser to all outstanding series of the above-referenced registrant. The registrant proposes to file a Post-Effective Amendment to its registration statement pursuant to Rule 485(b) under the Securities Act of 1933.

I have reviewed the amendment to the registration statement and represent that it does not contain disclosures that, in my opinion, would render the amendment ineligible to become effective pursuant to Rule 485(b).

Sincerely,

/s/ Sara Pak
Sara Pak

Managing Legal Counsel and Vice President, T. Rowe Price Associates, Inc.